UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/18/2012

MVB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50567

WV	200034461
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of principal executive offices, including zip code)

304-363-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On April 17, 2012, the Board of Directors of MVB Financial Corp approved the implementation of a semi annual cash dividend. A cash dividend of $0.07 per share was declared, payable to shareholders of record May 31, 2012, payable June 15, 2012. It is anticipated the next cash dividend will be paid on December 14, 2012 with the rate to be determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVB FINANCIAL CORP

Date: April 18, 2012	By:	/s/ Eric L. Tichenor
Eric L. Tichenor
Chief Financial Officer